Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

by and among

R. R. DONNELLEY & SONS COMPANY,

JOE R. DAVIS

and

CONSOLIDATED GRAPHICS, INC.

Dated as of October 23, 2013

TABLE OF CONTENTS

		Page

ARTICLE I

General

1.1.	Defined Terms	1
ARTICLE II

Voting
2.1.	Agreement to Vote	2
2.2.	No Inconsistent Agreements	3
2.3.	Other Matters	3
ARTICLE III

Representations and Warranties

3.1.	Representations and Warranties of the Shareholder	4

ARTICLE IV

Other Covenants

4.1.	Prohibition on Transfers, Other Actions	5
4.2.	Additional Shares	6
4.3.	No Solicitation	6
4.4.	Notice of Acquisitions	7
4.5.	Release	7
4.6.	Non-Compete	7
4.7.	Waiver of Appraisal Rights	9
4.8.	Further Assurances	9
4.9.	Company Agreement	9
4.10.	Public Announcement	9
4.11.	Consulting Agreement	9

ARTICLE V

Miscellaneous

5.1.	Termination	9
5.2.	No Ownership Interest	10
5.3.	Notices	10
5.4.	Interpretation	11

i

5.5.	Counterparts	12
5.6.	Entire Agreement	12
5.7.	Governing Law; Submission to Jurisdiction; Waivers	12
5.8.	Amendment; Waiver; Expenses	13
5.9.	Remedies	13
5.10.	Severability	13
5.11.	Assignment	14
5.12.	Shareholder Capacity	14

ii

VOTING AGREEMENT

VOTING AGREEMENT, dated as of October 23, 2013 (this “Agreement”), by and among R. R. Donnelley & Sons Company, a Delaware corporation (“Parent”), Joe R. Davis (the “Shareholder”) and Consolidated Graphics, Inc., a Texas corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Hunter Merger Sub, Inc., a Texas corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), and each outstanding Share will be converted into the right to receive the Per Share Merger Consideration;

WHEREAS, as of the date hereof, the Shareholder is the record and Beneficial Owner (as hereinafter defined) of, and has sole investment authority over, in the aggregate, 2,479,121 issued and outstanding Shares;

WHEREAS, the Shareholder has been provided with the execution copy of the Merger Agreement and acknowledges that he will benefit directly and substantially from the consummation of the transactions contemplated thereby; and

WHEREAS, as a material condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Shareholder agree, and the Shareholder, in order to induce Parent and Merger Sub to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Parent and Merger Sub in connection therewith, has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) and certain other matters as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

General

1.1.                            Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Beneficial Owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the

Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).  The terms “Beneficial Ownership,” “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Covered Shares” means, with respect to the Shareholder, the Shareholder’s Existing Shares, together with any Shares or other voting capital stock of the Company of which the Shareholder acquires Beneficial Ownership on or after the date hereof.

“Existing Shares” means, with respect to the Shareholder, the number of Shares Beneficially Owned and/or owned of record by the Shareholder, as set forth in the recitals.

“Transfer” means, directly or indirectly, to sell, transfer, assign, deposit, pledge, encumber (including creating or incurring any Lien upon), hypothecate or similarly dispose of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer), or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership or any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, deposit, pledge, encumbrance (including the creation or incurment of any Lien upon), hypothecation or similar disposition of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer); provided that, from and after the time the Company Stockholder Approval is obtained, the term “Transfer” shall not be deemed to include or prohibit any hedging transactions (including puts and options) that the Shareholder may enter into with respect to any Covered Shares in compliance with applicable Laws to the extent the Shareholder maintains exclusive Beneficial Ownership of the Covered Shares that are the subject of such hedging transactions.

ARTICLE II

Voting

2.1.                            Agreement to Vote.  Subject to the terms of this Agreement, the Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Stockholders’ Meeting and at any other meeting of the holders of Shares, however called, including any adjournment or postponement thereof, and in connection with any written consent of the holders of Shares, or in any other circumstance upon which a vote, consent or other approval of the holders of Shares is sought, the Shareholder shall, in each case, to the fullest extent that such matters are submitted for the vote, written consent or approval of the Shareholder and that the Covered Shares are entitled to vote thereon or consent thereto:

(a)                                 appear at any such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)                                 vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (A) in favor of the approval of the Merger Agreement and any related proposal in furtherance thereof and/or in furtherance of effecting the Merger and the other Transactions; (B) against any action or agreement submitted for the vote or written consent of the holders of Shares that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or that is otherwise in opposition to, or competitive or inconsistent with, the Merger or any of the other Transactions; (C) against any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, sale or transfer of all or substantially all of the assets or securities of the Company and any of the Company Subsidiaries (other than pursuant to the Merger) or any other Alternative Proposal and (D) to the extent reasonably requested by Parent, against any other action, agreement or transaction submitted for the vote or written consent of the holders of Shares that could reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Merger and the other Transactions (including the economic benefits to Parent and Merger Sub of the Merger and the other Transactions) (the matters set forth in clauses (A)-(D) of this Section 2.1(b), the “Section 2.1(b) Matters”).

Any such vote shall be cast (or consent shall be given) by the Shareholder in accordance with such procedures relating thereto as will ensure that he is duly counted, including for purposes of determining whether a quorum is present.  This Section 2.1 shall not require the Shareholder to exercise any warrants or options (if any) to acquire Shares or other capital stock of the Company.  The Shareholder shall provide Parent with at least five (5) Business Days prior written notice prior to signing any action proposed to be taken by written consent with respect to any Covered Shares.  The obligations of the Shareholder under this Agreement, including this Article II, shall apply whether or not an Adverse Recommendation Change has occurred.

2.2.                            No Inconsistent Agreements.  The Shareholder hereby covenants and agrees that, other than this Agreement, he (a) has not entered into, and shall not enter into at any time while this Agreement is in effect, any voting arrangement, whether by proxy, consent, power of attorney, voting agreement, voting trust or otherwise, with respect to the Covered Shares with respect to any Section 2.1(b) Matters, (b) has not granted, and shall not grant at any time while this Agreement is in effect, a proxy, consent or power of attorney with respect to the Covered Shares with respect to any of the Section 2.1(b) Matters and (c) has not taken and shall not take any action that would have the effect of preventing or disabling the Shareholder from performing any of his obligations under this Agreement.

2.3.                            Other Matters.  The Shareholder shall not be restricted in any way from voting in favor of, voting against or abstaining from voting with respect to any matter presented to the holders of Shares, in each case except with respect to Section 2.1(b) Matters.

ARTICLE III

Representations and Warranties

3.1.                            Representations and Warranties of the Shareholder.  The Shareholder hereby represents and warrants to Parent as follows:

(a)                                 Due Authority; Validity of Agreement.  The Shareholder has all requisite legal right, power, authority and capacity to execute and deliver this Agreement and to perform his obligations hereunder.  This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against him in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)                                 Ownership.  The Shareholder’s Existing Shares are, and from the date hereof through and at Closing will be, Beneficially Owned and owned of record by the Shareholder.  Any Covered Shares acquired by the Shareholder after the date hereof and prior to the Closing will be Beneficially Owned and owned of record by the Shareholder from the date of such acquisition through and at Closing.  As of the date hereof, the Shareholder’s Existing Shares constitute all of the Shares Beneficially Owned or owned of record by the Shareholder.  The Shareholder has and will have at all times through the Effective Time the sole right and power (i) over the voting and disposition of the Covered Shares and (ii) to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Covered Shares, with no limitations, qualifications or restrictions on such rights or powers.  The Shareholder has good and valid legal title to the Existing Shares free and clear of any Liens whatsoever with respect to the ownership, Transfer or voting of the Existing Shares, except for any such Liens and restrictions arising hereunder and except for Transfer restrictions of general applicability under the Securities Act of 1933, as amended, and state “blue sky” Laws.

(c)                                  No Violation.  The execution, delivery and performance of this Agreement by the Shareholder do not and will not (whether with or without notice or lapse of time, or both) (i) breach, violate, result in the loss of any benefit under, constitute a default under, result in the termination of or a right of termination or cancellation under, or result in the creation, acceleration or change of any rights or obligations of any party or the creation of any Lien upon any of the Covered Shares under, any Contract that is binding on the Shareholder or any of his properties or assets, or (ii) violate any Laws applicable to the Shareholder or by which any of the Shareholder’s assets or properties is bound, except for any of the foregoing as would not, individually or in the aggregate, impair the ability of the Shareholder to consummate the transactions contemplated hereby.

(d)                                 Consents and Approvals.  Other than filings, permits, authorizations, consents and approvals as may be required under securities Laws and antitrust or competition Laws (including the HSR Act), the execution and delivery of this Agreement by the Shareholder do not, and the performance by the Shareholder of his obligations under this Agreement will not, require the Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing or registration with or declaration or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings, registrations, declarations or notifications, would not, individually or in the aggregate, impair the ability of the Shareholder to consummate the transactions contemplated hereby.

(e)                                  Absence of Litigation.  As of the date hereof, to the Shareholder’s actual knowledge, there is no Legal Proceeding or Judgment in effect, pending or threatened against the Shareholder before or by any Governmental Entity that would, individually or in the aggregate, impair the ability of the Shareholder to consummate the transactions contemplated hereby.

(f)                                   Reliance by Parent and Merger Sub.  The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties, covenants and other agreements of the Shareholder contained herein.

(g)                                  Shareholder Has Adequate Information.  The Shareholder acknowledges that he is a sophisticated investor with respect to his Covered Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon any of Parent, Merger Sub or the Company and based on such information as the Shareholder has deemed appropriate, made his own analysis and decision to enter into this Agreement.  The Shareholder acknowledges that none of Parent, Merger Sub or the Company has made or is making any representation or warranty to the Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

ARTICLE IV

Other Covenants

4.1.                            Prohibition on Transfers, Other Actions.  The Shareholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein (including by tendering into any tender or exchange offer by any Person other than Parent or any of its Subsidiaries), (ii) enter into any agreement, arrangement or understanding with any Person (other than Parent or Merger Sub), or take any other action that would prevent or disable the Shareholder from performing his, her or its obligations under this Agreement or (iii) take any action that would result in the Shareholder not having the legal power, authority or right to comply with and perform his, her or its covenants under this Agreement; provided that the Shareholder may Transfer Covered Shares (i) in the form of a gift to a charitable organization for philanthropic purposes or (ii) to trusts or other entities controlled by the Shareholder for estate planning purposes so long as, in each such case, the Shareholder maintains exclusive voting power over such Covered Shares and the recipient of such Covered Shares executes and delivers a joinder to this Agreement whereby such recipient becomes bound by the terms of this Agreement; and provided, further, that from and after the time the Company Stockholder Approval is obtained, the Shareholder may Transfer Covered Shares in such amounts as are necessary for the withholding of Taxes with respect to the settlement of any Company Stock Options or other awards under the Company Equity Plans.  Any purported Transfer of the Covered Shares in violation of this Section 4.1 shall be null and void ab initio.  Promptly following the date hereof, (i) the Shareholder and Parent shall deliver joint written instructions to the Company and the Company’s transfer agent stating that while this Agreement is in effect, the Existing Shares cannot be Transferred in any manner without the prior written consent of Parent and (ii) the Company shall (or shall cause the Company’s transfer agent to) comply with the requirements of § 3.202, § 3.205 and § 6.252 of the TBOC, including keeping a copy of this Agreement at the Company’s principal executive offices or registered office and allowing any owner of the Company to examine this Agreement in the same manner as such owner is entitled to examine the books and records of the Company, and causing this Agreement to be noted conspicuously on the certificates for the Existing Shares or noting this Agreement in a notice sent by or on behalf of the Company in accordance with § 3.205 of the TBOC if the Existing Shares are not represented by Certificates.  If any Covered Shares are acquired after the date hereof by the Shareholder, the foregoing instructions shall be delivered with respect to such newly acquired Covered Shares upon acquisition of such Covered Shares.

4.2.                            Additional Shares.  In the event of a stock split, stock dividend or distribution, or any change in the Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of Shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such Shares as well as all such stock splits, dividends and distributions and any securities into which or for which any or all of such Shares may be changed or exchanged or which are received in such transaction.

4.3.                            No Solicitation.  The Shareholder hereby agrees that during the term of this Agreement, he shall not, and he shall instruct and use his reasonable best efforts to cause his controlled Affiliates and Representatives not to: (i) initiate, solicit, seek, encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal, (ii) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Shares in connection with any vote or other action on any of the Section 2.1(b) Matters, other than to recommend that the holders of Shares vote in favor of the approval of the Merger Agreement, (iii) furnish any information regarding the Company or any of the Company Subsidiaries to any Person (other than Parent and Parent’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Alternative Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Alternative Proposal, (iv) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Alternative Proposal, (v) approve, endorse, submit for the consideration of the holders of Shares or recommend any Alternative Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Alternative Proposal, (vi) make or authorize any public statement, recommendation or solicitation in support of any Alternative Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Alternative Proposal, (vii) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Alternative Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Alternative Proposal or (viii) otherwise facilitate knowingly any effort or attempt to make an Alternative Proposal, in each case except to the extent that at such time the Company is permitted to take such action pursuant to the Merger Agreement (but subject to the same restrictions applicable to the Company with respect to the taking of such action under the Merger Agreement).  Immediately following the execution hereof, the Shareholder shall, and shall instruct and use his reasonable best efforts to cause his controlled Affiliates and Representatives to, immediately cease all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Alternative Proposal, or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal.  For avoidance of doubt, the Shareholder shall have no obligation with respect to and shall have no responsibility hereunder with respect to any action taken or omission by the Company or any of the Company Subsidiaries or any of their respective Representatives.

4.4.                            Notice of Acquisitions.  The Shareholder hereby agrees to notify Parent in writing as promptly as practicable (and in any event within one business day following such acquisition by the Shareholder) of the number of any additional Shares or other securities of the Company of which the Shareholder acquires Beneficial Ownership on or after the date hereof.

4.5.                            Release.  From and after the Effective Time, the Shareholder hereby, on behalf of the Shareholder and his successors and assigns, unconditionally, irrevocably, finally and forever releases, waives and discharges each of Parent, Merger Sub, the Company and their respective Subsidiaries, and each of their respective successors, assigns and Representatives, past and present, from each and every past and present agreement, commitment, indebtedness, obligation, dispute, claim, controversy, action, demand, judgment, damage and accounting of every nature and kind whatsoever, known or unknown, suspected or unsuspected (each, a “Claim” and collectively, the “Claims”) that has arisen or arises directly out of the Shareholder’s interest as a holder of Shares or a shareholder of any of the Company Subsidiaries through the Effective Time, including Claims relating to, in connection with or arising from the Merger Agreement, the Merger or the other Transactions, the due authorization and execution and fairness (to the Shareholder and otherwise) of the Merger Agreement, the Merger and the other Transactions and the amount, allocation and distribution of the Per Share Merger Consideration, as applicable, in each case, other than the right to receive the Per Share Stock Option Consideration and the Per Share Merger Consideration in accordance with the terms and subject to the conditions of the Merger Agreement; provided, however, that notwithstanding the foregoing, the Shareholder does not release or waive any rights or Claims of the Shareholder arising out of or pursuant to: (i) this Agreement; (ii) Section 6.8 (Indemnification and Insurance) of the Merger Agreement; (iii) any D&O policies or articles of incorporation/formation, bylaws or other governing documents of the Company or the Company Subsidiaries providing indemnification or D&O insurance rights to the Shareholder; (iv) the Indemnification Agreement dated October 14, 2013 between the Shareholder and the Company; (v) the Amended and Restated Employment Agreement dated May 22, 2008, as amended, between the Shareholder and the Company; (vi) the Consulting Agreement to be entered into as contemplated in Section 4.11 below; and (vii) the Annual Incentive Award Agreement dated May 23, 2013 between the Company and the Shareholder.  For the avoidance of doubt, the waiver contained in this Section 4.5 shall be absolute and perpetual, and shall not have any effect until the Effective Time.

4.6.                            Non-Compete.

(a)                                 The Shareholder hereby agrees that, for a period of three (3) years after the Closing Date, he shall not, directly or indirectly, on behalf of himself or any other Person: (i) engage as a stockholder, employee, director, officer, consultant or otherwise in or of a business that sells or otherwise provides printing and/or print-related services (the “Business”), in the U.S. or, with respect to any geographic area outside of the U.S., only in those geographic areas in which the Surviving Corporation and its Subsidiaries conduct operations as of the Closing Date (the “Specified Territory”); provided that the foregoing restriction shall not be deemed to apply to the Shareholder’s passive ownership of securities representing not more than 1% of the outstanding voting power of any entity the equity securities of which are listed on a national securities exchange, except in the case of Parent, in which case the Shareholder’s ownership shall not be restricted; (ii) render financial assistance to or receive any economic benefit from any Person that engages or could be reasonably expected to engage in the Business in the Specified Territory, other than Parent and its Affiliates, including the Surviving Corporation and its Subsidiaries; (iii) (x) induce or solicit any customer, supplier or agent of the Company or any of the Company Subsidiaries as of the Closing Date, to terminate or curtail any existing business or commercial relationship with the Surviving Corporation or any of its Subsidiaries or with Parent or any of its other Affiliates or (y) otherwise interfere with the relationship of Parent or any of its Affiliates, including the Surviving Corporation and its Subsidiaries, with any such customer, supplier or agent; and (iv) solicit, induce, recruit, offer employment to, hire or take any other action intended to have the effect of causing any Person who was an employee of the Company or any of the Company Subsidiaries as of the date of this Agreement or as of the Closing Date to terminate his or her employment.

(b)                                 The parties acknowledge and agree that the restrictions contained in this Section 4.6 are reasonable (including as to scope, time and area), not unduly restrictive of the Shareholder’s rights, supported by adequate consideration and necessary protection of the immediate interests of Parent, and any violation of these restrictions would cause immediate and irreparable injury to Parent for which there would be no adequate monetary damages.  In the event of a breach or a threatened breach by the Shareholder of these restrictions, the Shareholder acknowledges and agrees that Parent will be entitled to apply to any court of competent jurisdiction for an injunction restraining the Shareholder from such breach or threatened breach, in addition to any other remedy to which Parent may be entitled at law or in equity without the requirement of posting bond.  In addition, the parties acknowledge and agree that the restrictions contained in this Section 4.6 are essential elements of the Merger Agreement and that but for these restrictions, Parent would not have agreed to enter into the Merger Agreement and the transactions contemplated thereby, and the Shareholder agrees not to challenge the validity or importance of the restrictions contained in this Section 4.6.  The covenants contained in this Section 4.6 shall be deemed to apply to each State of the United States of America, each county within each State of the United States of America, each foreign country and each other geographic area separately, not collectively, and shall be severable as to each such State of the United States of America, county, each foreign country or other geographic area.  If any court determines that any provision of this Section 4.6 is unenforceable, such court will have the power to reduce the duration or scope of such provision, as the case may be, or terminate such provision until, in such reduced form, such provision shall be enforceable.  It is the intention of the parties hereto that the foregoing restrictions shall not be terminated, unless so terminated by a court, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of this Section 4.6 in the jurisdiction of the court that has made the adjudication.

4.7.                            Waiver of Appraisal Rights.  The Shareholder hereby unconditionally waives, and agrees not to exercise, assert or perfect, any rights of appraisal or any dissenters’ rights that the Shareholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

4.8.                            Further Assurances.  From time to time, at Parent’s reasonable request, the Shareholder shall execute and deliver such additional documents and take all such further reasonable action as may be necessary to effectuate the intent of this Agreement.

4.9.                            Company Agreement.  The Company hereby acknowledges the restrictions on Transfers of Covered Shares contained in Section 4.1.  The Company agrees (i) not to register the Transfer of any certificated or uncertificated interest representing any Covered Shares without the prior written consent of Parent and (ii) to take all such other actions reasonably necessary in furtherance of the Shareholder’s commitments hereunder, including (to the extent reasonably within the Company’s power) prohibiting or refusing to give effect to any action in violation hereof.

4.10.                     Public Announcement.  The initial press release regarding the Merger shall be a joint press release of Parent and the Company, and thereafter, so long as the Merger Agreement is in effect, none of the Shareholder, the Company, Parent or any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement and the transactions contemplated hereby or make any filings with any third party or Governmental Entity without the prior written approval of the other parties, except as may be required by Law or by any listing agreement with a securities exchange or by the request of any Governmental Entity (with respect to which the disclosing party shall not be required to consult with the non-disclosing party but shall provide prior notice to the non-disclosing party of any such public announcements or filings), it being understood and agreed that the Shareholder hereby authorizes Parent and the Company to disclose in any reports required to be filed under the Securities Act or the Exchange Act, including any report on Form 8-K or any Schedule 13D, if applicable, and any other applicable Laws, this Agreement and the information contained herein.

4.11.                     Consulting Agreement.  In consideration of the Shareholder’s agreement to abide by the terms of Section 4.5 and 4.6 above, Parent shall engage the Shareholder as a consultant to Parent for a term of three (3) years from the Effective Time, for a consulting fee of $200,000 per annum, for no more than ten (10) hours per week, and on such other terms as the parties may mutually agree.  The parties agree to negotiate the terms thereof in good faith and enter into such agreement as soon as reasonably practicable following the date hereof.

ARTICLE V

Miscellaneous

5.1.                            Termination.  This Agreement shall remain in effect until the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the amendment or modification of the Merger Agreement without the written consent of the Shareholder to (x) decrease the amount of the Per Share Merger Consideration (it being understood that any changes in the value of Parent Shares shall not constitute a decrease in the Per Share Merger Consideration) or (y) change the mix of cash and stock that constitutes the Per Share Merger Consideration.  Upon the occurrence of any such event, this Agreement (other than Section 5.8(b)) shall automatically terminate without any notice or further action from the parties hereto and be of no further force or effect.

5.2.                            No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, except as otherwise provided herein.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Parent shall have no authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3.                            Notices.

(a)                                 Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile, at the facsimile telephone number specified in this Section 5.3, prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 5.3 (x) at or after 5:00 p.m., New York City time, on a Business Day or (y) on a day that is not a Business Day, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required or permitted to be given.  The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:

(i)                                     if to Parent, to:

R. R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606

Attention: General Counsel

Facsimile No.: (312) 326-7620

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:                                         Audra D. Cohen

Krishna Veeraraghavan

Facsimile No.: (212) 558-3588

(ii)                                  if to the Company, to:

Consolidated Graphics, Inc.

5858 Westheimer Rd.

Suite 200

Houston, Texas 77057

Attention: Jon C. Biro

Facsimile No.: (713) 787-5013

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Attention:  Ricardo Garcia-Moreno

Facsimile No.: (713) 236-5432

(iii)                               if to the Shareholder, to:

Joe R. Davis
5858 Westheimer Rd.

Suite 200

Houston, Texas 77057

Facsimile No.: (713) 787-5013

(b)                                 A copy of all notices and other communications from Parent or Merger Sub to the Company (and vice versa) under the Merger Agreement shall be sent at the same time to the Shareholder at the above address, with a copy to its counsel at the above address, and the provisions of this Section 5.3 shall apply to such notices and communications; provided that no failure to provide such notice to the Shareholder shall relieve the Shareholder of its obligations under this Agreement.

5.4.                            Interpretation.  (a) The terms and provisions of this Agreement represent the results of negotiations among the parties hereto, each of which has been represented by counsel of its own choosing, and none of which has acted under duress or compulsion, whether legal, economic or otherwise.  Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

(b)                                 All references in this Agreement to Sections and Articles without further specification are to Sections and Articles of this Agreement.

(c)                                  The Table of Contents and the captions in this Agreement are for convenience only and shall not in any way affect the meaning, interpretation or construction of any provisions of this Agreement.

(d)                                 The word “including” means “including but not limited to”.

(e)                                  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neutral genders of such term.

(f)                                   Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

5.5.                            Counterparts.  This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when each party has received counterparts signed by each of the other parties, it being understood and agreed that delivery of a signed counterpart of this Agreement by facsimile transmission or by email shall constitute valid and sufficient delivery thereof.

5.6.                            Entire Agreement.  This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith and (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies whatsoever.

5.7.                            Governing Law; Submission to Jurisdiction; Waivers.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OR OF ANY OTHER JURISDICTION.

(b)                                 Except as set forth in Section 4.6, each of the Shareholder, the Company and Parent irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be brought and determined exclusively in the courts of Harris County in the State of Texas or, if under applicable Law exclusive jurisdiction over the matter is vested in the federal courts, in any federal court located in Harris County in the State of Texas, and each of the Shareholder, the Company and Parent hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.  Except as set forth in Section 4.6, each of the Shareholder, the Company and Parent hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (x) such action, suit or proceeding in any such court is brought in an inconvenient forum, (y) the venue of such action, suit or proceeding is improper and (z) this Agreement, the transactions contemplated hereby or the subject matter hereof or thereof, may not be enforced in or by such courts.

(c)                                  Each party hereto acknowledges and agrees that any CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(c).

5.8.                            Amendment; Waiver; Expenses.

(a)                                 This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.  Each party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto.

(b)                                 The Shareholder shall be responsible for all of his expenses in connection with this Agreement and the transactions contemplated hereby, and shall not seek reimbursement from the Company with respect thereto.

5.9.                            Remedies.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached.  It is accordingly agreed that, subject to the provisions of this Section 5.9, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.  This right is in addition to any other remedy to which such party is entitled at law or in equity, including monetary damages.  The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid or contrary to law.

5.10.                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated.  Upon such determination that any term, provision, covenant or restriction is invalid, illegal, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.11.                     Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.

5.12.                     Shareholder Capacity.  The Shareholder is entering into this Agreement solely in his, her or its capacity as the Beneficial Owner of Shares, and, if applicable, not the Shareholder’s capacity as a director or officer of the Company or any of the Company Subsidiaries.  Accordingly, notwithstanding anything to the contrary contained in this Agreement, nothing herein shall in any way (a) restrict or limit the Shareholder from taking (or omitting to take) any action in his or her capacity as a director or officer of the Company taken in order to fulfill his or her fiduciary obligations under applicable Law or (b) restrict or limit (or require the Shareholder to attempt to restrict or limit) the Shareholder from acting in such capacity or voting in such capacity in the good faith exercise of his or her fiduciary duties under applicable Law.  Notwithstanding the foregoing, the parties hereto acknowledge that the directors and officers of the Company are restricted in the manner set forth in the Merger Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

R. R. DONNELLEY & SONS COMPANY

By:	/s/ Daniel N. Leib
	Name:	Daniel N. Leib
	Title:	Executive Vice President and
Chief Financial Officer

JOE R. DAVIS

/s/ Joe R. Davis

CONSOLIDATED GRAPHICS, INC.

By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Executive Vice President, Chief Financial and Accounting Officer and Secretary